EXHIBIT 1

EXECUTION COPY

JETBLUE AIRWAYS CORPORATION

$250,000,000 3 ¾ % CONVERTIBLE DEBENTURES DUE 2035

UNDERWRITING AGREEMENT

March 10, 2005

March 10, 2005

Morgan Stanley & Co. Incorporated

As Representative
of the several Underwriters named in Schedule I
hereto (the “Representative”)

c/o Morgan Stanley & Co. Incorporated

1585 Broadway

New York, NY  10036

Ladies and Gentlemen:

JetBlue Airways Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I hereto $250,000,000 principal amount of its 3 ¾ % Convertible Debentures due 2035 (the “Firm Securities”) to be issued pursuant to the provisions of an Indenture to be dated as of March 16, 2005, as amended and supplemented by a supplemental indenture dated as of March 16, 2005 (as so amended and supplemented, the “Indenture”) between the Company and Wilmington Trust Company, as trustee (the “Trustee”).  The Company also proposes to issue and sell to the Underwriters not more than an additional $37,500,000 principal amount of its 3 ¾ % Convertible Debentures due 2035 (the “Additional Securities”) if and to the extent that the Underwriters shall have determined to exercise the right to purchase such Additional Securities granted to the Underwriters in Section 2 hereof.  The Firm Securities and the Additional Securities are hereinafter collectively referred to as the “Securities.”  The Securities will be convertible into shares of common stock, par value $.01 per share, of the Company (the “Underlying Securities”) in accordance with the terms of the Securities and the Indenture.  As used in herein, unless the context otherwise requires, the term “Underwriters” shall mean the firms named as Underwriters in Schedule I hereto.

The Company has filed with the Securities and Exchange Commission (the “Commission”) two shelf registration statements on Form S-3: (i) Registration Statement No. 333-109546 (the “First Registration Statement”) and (ii) Registration Statement No. 333-119549 (the “Second Registration Statement”) constituting post-effective amendment no. 1 to the First Registration Statement, each relating to certain classes of securities (such registration statements, including the exhibits thereto and the documents filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are incorporated by reference therein, as amended at the date hereof, being herein referred to as the “Registration Statements”) and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”).  A prospectus supplement reflecting the terms of the Securities, the terms of the offering thereof and the other matters set forth therein, as further specified in Section 6(b) hereof, will be prepared and filed together with the base prospectus referred to below pursuant to Rule 424 under the Securities Act (such prospectus supplement, in the form first filed after the date hereof pursuant to Rule 424, being herein referred to as the “Prospectus Supplement” and any prospectus supplement relating to the Securities filed prior to the filing of the Prospectus Supplement being herein referred to as a “Preliminary Prospectus Supplement”).  The base prospectus, dated November 4, 2004, included in the Second Registration Statement relating to offerings of debt securities, including convertible debt securities, preferred stock and common stock, as supplemented by the Prospectus Supplement, and including the documents incorporated by reference therein, is herein called the “Prospectus,” except that, if such base prospectus is amended or supplemented on or prior to the date on which the Prospectus Supplement is first filed pursuant to Rule 424, the term “Prospectus” shall refer to such base prospectus as so amended or supplemented and as supplemented by the Prospectus Supplement, in either case including the documents incorporated by reference therein.  Any reference herein to the terms “amendment” or “supplement” with respect to the Registration Statements, the Prospectus, any Preliminary Prospectus Supplement or any preliminary prospectus shall be deemed to refer to and include any documents filed with the Commission under the Exchange Act after the date hereof, the date the Prospectus is filed with the Commission, or the date of such Preliminary Prospectus Supplement or preliminary prospectus, as the case may be, and incorporated therein by reference pursuant to Item 12 of Form S-3 under the Securities Act.

1.             Representations and Warranties.  The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a)           The Registration Statements have become effective; no stop order suspending the effectiveness of one or both of the Registration Statements is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

(b)           (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied, or will comply when so filed, in all material respects with the Exchange Act; (ii) each Registration Statement, when it originally became effective, did not contain and, as amended or supplemented, on the effective date of any post-effective amendment, if any, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) the Registration Statements and the Prospectus comply as to form and, as amended or supplemented, if applicable, will comply as to form in all material respects with the Securities Act; and (iv) the Prospectus, as of the date thereof, does not contain and, on the Closing Date, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statements or the Prospectus, as amended or supplemented (if applicable), based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Prospectus or to statements or omissions in that part of the Registration Statements which shall constitute the Statement of Eligibility of the Trustee under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), on Form T-1.

(c)           The consolidated financial statements included or incorporated by reference in the Registration Statements present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the consolidated results of operations and cash flows or changes in financial position of the Company and its consolidated subsidiaries for the periods specified.  Except as stated therein, such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved.  The financial statement schedules, if any, included or incorporated by reference in the Registration Statements present fairly the information required to be stated therein.  The summary consolidated financial data included in the Prospectus present fairly the information shown therein in all material respects and have been compiled on a basis consistent with that of the audited consolidated financial statements included or incorporated by reference in the Registration Statements.

(d)           The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(e)           Each of the Company’s subsidiaries has been duly incorporated or organized, is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or organization, has the power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock or membership interests, as the case may be, of the Company’s subsidiaries have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

(f)            This Agreement has been duly authorized, executed and delivered by the Company.

(g)           The Company has an authorized capitalization as set forth in the Prospectus and all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform in all material respects to the description thereof contained in the Prospectus under the caption “Description of Capital Stock.”

(h)           The Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will  constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be subject to (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and (B) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).  The holders of the Securities issued under the Indenture will be entitled to the benefits of the Indenture.

(i)            The Underlying Securities issuable upon conversion of the Securities have been duly authorized and reserved and, when issued upon conversion of the Securities in accordance with the terms of the Securities and the Indenture, will be validly issued, fully paid and non-assessable, and the issuance of the Underlying Securities will not be subject to any preemptive or similar rights.

(j)            The Indenture has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as may be subject to (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and (B) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(k)           The execution and delivery by the Company of this Agreement and the Indenture, the consummation by the Company of the transactions contemplated by this Agreement and the Indenture, and compliance by the Company with the terms of this Agreement and the Indenture have been duly authorized by all necessary corporate action on the part of the Company and do not and will not result in any violation of the certificate of incorporation or by-laws of the Company and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien or encumbrance upon any property or assets of the Company under (A) any contract, indenture, mortgage, loan agreement, note, lease or other material agreement or instrument to which the Company is a party or by which it may be bound or to which any of its properties may be subject, or (B) any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company, any of its subsidiaries, or any of its properties (other than the securities or Blue Sky laws of the various states, as to which the Company makes no representation or warranty), except, in the case of either clause (A) or (B) above, for such conflicts, breaches, defaults, liens or encumbrances that would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.  No consent, approval, authorization, order or license of, or filing with or notice to, any government, governmental instrumentality, regulatory body or authority or court, domestic or foreign, is required for the valid authorization, issuance and delivery of the Securities, the valid authorization, execution, delivery and performance by the Company of its obligations under this Agreement and the Indenture or the consummation by the Company of the transactions contemplated by this Agreement and the Indenture, except such as are required under the Securities Act, the Exchange Act, the Trust Indenture Act and the securities or Blue Sky laws of the various states.

(l)            There has not occurred any material adverse change, or any development reasonably likely to involve a material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any subsequent amendments or supplements thereto).

(m)          There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject other than proceedings accurately described in all material respects in the Prospectus and proceedings that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement, the Indenture or the Securities or to consummate the transactions contemplated by this Agreement.

(n)           Each preliminary prospectus filed as part of the Registration Statements as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(o)           The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(p)           To the knowledge of the Company, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(q)           The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(r)            Subsequent to the respective dates as of which information is given in the Registration Statements and the Prospectus, (i) neither the Company nor any of its subsidiaries has incurred any material liability or obligation, direct or contingent, or entered into any material transaction, in each case, not in the ordinary course of business or as described in, contemplated by or incorporated by reference into the Prospectus (including, without limitation, aircraft acquisitions or financing and equity incentive plan grants so described in or contemplated by the Prospectus); (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock (other than repurchases of unvested shares of the Company’s capital stock pursuant to its equity incentive plans); (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company except in each case as described in, contemplated by or incorporated by reference into the Prospectus (including, without limitation, aircraft financing and equity incentive plan grants so described in, contemplated by or incorporated by reference into the Prospectus); and (iv) there has been no prohibition or suspension of the operation of the Company’s aircraft, including as a result of action taken by the Federal Aviation Administration (“FAA”) or the Department of Transportation.

(s)           Each of the Company and its subsidiaries has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects, except liens on aircraft and engines of the Company and such as are described in or incorporated by reference into  the Prospectus or such as do not materially affect the value of such property or do not interfere with the use made and proposed to be made of such property by the Company or its subsidiaries, as the case may be; and any real property and buildings held under lease by the Company or any of its subsidiaries are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or its subsidiaries, in each case except as described in or contemplated by the Prospectus.

(t)            (i) Each of the Company and its subsidiaries possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Government Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies, including the Department of Transportation, the FAA or the Federal Communications Commission necessary to conduct the business now operated by it; (ii) each of the Company and its subsidiaries is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole; (iii) all of the Government Licenses are valid and in full force, except when the invalidity of such Governmental Licenses or the failure of such

Governmental Licenses to be in full force and effect would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole; and (iv) the Company has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, is reasonably likely to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(u)           Except as described in or contemplated by the Prospectus, no material labor dispute with the employees of the Company or its subsidiaries exists or, to the knowledge of the Company, is imminent; and the Company is not aware, but without any independent investigation or inquiry, of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could result in any material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole.

(v)           Each of the Company and its subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which it is engaged; provided, that the Company currently maintains war risk insurance on its aircraft under the FAA’s insurance program authorized under 49 U.S.C. § 44301 et seq. (“War Risk Insurance”); each of the Company and its subsidiaries has not been refused any insurance coverage sought or applied other than in connection with instances where the Company was seeking to obtain insurance coverage at more attractive rates; and, other than with respect to War Risk Insurance coverage, the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the  Company and its subsidiaries, taken as a whole, except as described in or contemplated by the Prospectus.

(w)          The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations in all material respects and (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability.

(x)            The Company (i) is an “air carrier” within the meaning of 49 U.S.C.  Section 40102(a); (ii) holds an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49 of the United States Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo; and (iii) is a “citizen of the United States” as defined in 49 U.S.C. Section 401102.

(y)           Ernst & Young LLP, who reported on the annual consolidated financial statements of the Company incorporated by reference in the Registration Statements and the Prospectus, are independent accountants as required by the Securities Act.

2.             Agreements to Sell and Purchase.  Upon the basis of the representations and warranties of the Underwriters herein contained, the Company hereby agrees to sell to the Underwriters, and each Underwriter, upon the basis of the representations and warranties of the Company herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective principal amount of the Firm Securities set forth in Schedule I hereto opposite its name at a purchase price of 97.5% of the principal amount thereof (the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters, and the Underwriters shall have the right to purchase, severally and not jointly, up to $37,500,000 principal amount of Additional Securities at the Purchase Price.  The Representative may exercise this right in whole or from time to time in part by giving written notice of each election to exercise this option not later than 30 days after the Closing Date.  Any exercise notice shall specify the principal amount of Additional Securities to be purchased by the Underwriters and the date on which such Additional Securities are to be purchased.  Each purchase date must be at least one business day after the written notice is given and may not be earlier than the Closing Date for the Firm Securities nor later than ten business days after the date of such notice.  Additional Securities may be purchased as provided in Section 4.  On the day, if any, that Additional Securities are to be purchased (each, an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the principal amount of Additional Securities (subject to such adjustments to eliminate fractional Securities as you, on behalf of the Underwriters, may determine) that bears the same proportion to the total principal amount of Additional Securities to be purchased on such Option Closing Date as the principal amount of Firm Securities set forth in Schedule I opposite the name of such Underwriter bears to the total principal amount of Firm Securities.

To induce the Underwriters that may participate in the Public Offering (as defined below) to continue their efforts in connection with the Public Offering, the Company hereby agrees that, without your prior written consent on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus relating to the Public Offering, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of  common stock, par value $.01 per share, of the Company (the “Common Stock”) or any securities convertible into or exercisable or exchangeable for  Common Stock; (2) file any registration statement with the Commission relating to the offering of any shares of  Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (3) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1), (2) or (3) above is to be settled by delivery of  Common Stock or such other securities, in cash or otherwise.  The foregoing sentence shall not apply to (a) the sale of any Securities to the Underwriters pursuant to this Agreement, (b) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant, the conversion of a security outstanding on the date hereof, including, without limitation, upon conversion of the Company’s 3½% Convertible Notes due 2033 (the “Convertible Notes”), or upon conversion of the Securities as described in the Prospectus, (c) the filing by the Company of any post-effective amendments to its registration statement on

Form S-3 or any supplements to the prospectus included therein relating to the Convertible Notes and the shares of Common Stock issuable upon conversion thereof (Registration Statement No. 333-108616);  (d) the issuance by the Company of any shares of Common Stock or options or other rights to employees of the Company on or after the date hereof pursuant to the Company’s equity incentive plans as described in or incorporated by reference into the Prospectus or pursuant to the Company’s defined contribution plan and the issuance by the Company of shares of Common Stock upon the exercise of any such options or the vesting of any such other rights,  or (e) any securities issued or issuable in connection with the Company’s stockholders rights plan.

3.             Terms of Public Offering.  The Company is advised by you that the Underwriters propose to make a public offering of the Securities (the “Public Offering”) on the terms to be set forth in the Prospectus, as soon as practicable after this Agreement is entered into as in your judgment is advisable.

4.             Payment and Delivery.  Payment for the Firm Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Securities for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on March 16, 2005, or at such other time on the same or such other date, not later than March 23, 2005, as shall be designated in writing by the Representative.  The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Securities for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than April 15, 2005, as shall be designated in writing by the Representative.

The Securities shall be in definitive form or global form, as specified by the Representative, and registered in such names and in such denominations as the Representative shall request in writing not later than one full business day prior to the Closing Date or an Option Closing Date, as the case may be.  The Securities shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Securities to the Underwriter duly paid, against payment of the Purchase Price therefor.

5.             Conditions to the Underwriters’ Obligations.  The several obligations of the Underwriters to purchase and pay for the Firm Securities on the Closing Date are subject to the following conditions:

(a)           Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)            there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company’s securities by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

(ii)           there shall not have occurred any change, or any development reasonably likely to involve a change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus.

(b)           The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) and to the effect that: (i) the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date (except to the extent that they relate solely to an earlier or later date, in which case they shall be true and correct as of such earlier or later date), and (ii) the Company has complied in all material respects with all of the agreements and satisfied in all material respects all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.  The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)           On the Closing Date, you shall have received an opinion of Nixon Peabody LLP, outside counsel for the Company, dated the Closing Date and in form and substance reasonably satisfactory to you and counsel for the Underwriters, substantially to the effect set forth in Exhibit A hereto.

(d)           On the Closing Date, you shall have received an opinion of James G. Hnat, Vice President and General Counsel of the Company, dated the Closing Date, and in form and substance reasonably satisfactory to you and counsel for the Underwriters, substantially to the effect set forth in Exhibit B hereto.

(e)           On the Closing Date, you shall have received an opinion of Shearman & Sterling LLP, counsel for the Underwriters, dated the Closing Date, with respect to the issuance and sale of the Securities, the Registration Statements, the Prospectus and other related matters as the Underwriters may reasonably require.

(f)            The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements for the years ended December 31, 2004, 2003, 2002 and certain financial information contained in or incorporated by reference into the Registration

Statements and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(g)           The “lock-up” agreements, each substantially in the form of Exhibit C hereto, between you and the officers of the Company listed in Schedule II hereto relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to the Underwriters on or before the date hereof, shall be in full force and effect on the Closing Date.

(h)           At or prior to the Closing Date, the Company and the Trustee shall have executed and delivered the Indenture.

The several obligations of the Underwriters to purchase Additional Securities hereunder are subject to the delivery to the Underwriters on each Option Closing Date of each of the documents referred to above dated as of the Option Closing Date (except that insofar as any documents relate to Securities, they may be limited to covering only Additional Securities).

If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement to be fulfilled, this Agreement may be terminated by you on notice to the Company at any time prior to the Closing Date and such termination shall be without liability of any party to any other party, except as provided in Section 6.  Notwithstanding any such termination, the provisions of Section 7 shall remain in effect.

6.             Covenants of the Company.  In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

(a)           To furnish to you, without charge, five signed copies of the Registration Statements (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statements (each without exhibits thereto) and to furnish to you in New York City, without charge, prior to 4:00 p.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(c), as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statements as you may reasonably request.

(b)           Immediately following the execution of this Agreement, the Company will prepare a Prospectus Supplement that complies with the Securities Act and which sets forth the principal amount of the Securities and their terms not otherwise specified in the base prospectus relating to all offerings of debt securities, including convertible debt securities, preferred stock and Common Stock under the Registration Statements, the name of each Underwriter participating in the offering and the principal amount of the Securities that each such Underwriter severally has agreed to purchase, the name of each Underwriter, if any, acting as representative of the Underwriters in connection with the offering, the price at which the Securities are to be purchased by the Underwriters, any initial public offering price, any selling concession and reallowance, and such other information as you and the Company deem appropriate in connection with the offering of the Securities.  The Company will promptly transmit copies of the Prospectus

Supplement and the Prospectus to the Commission for filing pursuant to Rule 424 under the Securities Act.

(c)           During the period when a prospectus relating to the Securities is required to be delivered under the Securities Act, the Company will promptly advise you of (i) the effectiveness of any amendment to the Registration Statements, (ii) the transmittal to the Commission for filing of any supplement to the Prospectus or any document that would as a result thereof be incorporated by reference in the Prospectus, (iii) any request by the Commission for any amendment of the Registration Statements or any amendment or supplement to the Prospectus or for any additional information relating thereto or to any document incorporated by reference therein, (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statements or the institution or threatening of any proceeding for that purpose, and (v) the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose.  The Company will use its best efforts to prevent the issuance of any such stop order or suspension and, if issued, to obtain as soon as possible the withdrawal thereof.

(d)           If, at any time when a prospectus relating to the Securities is required to be delivered under the Securities Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Securities Act, the Company promptly will prepare and file with the Commission, subject to paragraph (e) of this Section 6, an amendment or supplement which will correct such statement or omission or an amendment or supplement which will effect such compliance.  Neither your consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5.

(e)           At any time when a prospectus relating to the Securities is required to be delivered under the Securities Act, the Company will give you notice of its intention to file any amendment to the Registration Statements or any amendment or supplement to the Prospectus, whether pursuant to the Exchange Act, the Securities Act or otherwise, will furnish you with copies of any such amendment or supplement proposed to be filed within a reasonable time in advance of filing, and will not file any such amendment or supplement in a form to which you shall reasonably object.

(f)            The Company has furnished or will furnish to you and your counsel, without charge, conformed copies of the Registration Statements as originally filed and of all amendments thereto, whether filed before or after such Registration Statements originally became effective (including exhibits thereto and the documents incorporated therein by reference) and, so long as delivery of a prospectus by an underwriter or dealer may be required by the Securities Act, as many copies of each preliminary prospectus, the Prospectus and any amendments thereof and supplements thereto as you may reasonably request.

(g)           The Company will take such actions as you may request to qualify the Securities for sale under the laws of such jurisdictions as you may reasonably request and will maintain such qualifications in effect so long as required for the distribution of such Securities.  The Company, however, shall not be obligated to qualify as a foreign corporation or file any general consent to service of process under the laws of any such jurisdiction or subject itself to taxation as doing business in any such jurisdiction.

(h)           During the period when a prospectus relating to the Securities is required to be delivered under the Securities Act and the Securities Act Regulations, the Company will file promptly all documents required to be filed with the Commission pursuant to Section 13 or 14 of the Exchange Act.

(i)            The Company will make generally available to its security holders, in each case as soon as practicable, but not later than 45 days after the close of the period covered thereby (90 days in case the period covered corresponds to a fiscal year of the Company), earnings statements of the Company, which will comply as to form with the provisions of Rule 158 under the Securities Act.

(j)            Except for the offering of the Convertible Notes as contemplated by clause (d) of the third paragraph of Section 2 hereof, between the date of this Agreement and the Closing Date, the Company will not, without your prior consent, offer, sell or enter into any agreement to sell any public debt securities registered under the Securities Act (other than the Securities) or any debt securities which may be sold in a transaction exempt from the registration requirements of the Securities Act in reliance on Rule 144A under the Securities Act and which are marketed through the use of a disclosure document containing substantially the same information as a prospectus for similar debt securities registered under the Securities Act.

(k)           Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the issuance and sale of the Securities and all other fees or expenses in connection with the preparation and filing of the Registration Statements, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities herein above specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or other taxes payable thereon, (iii) the costs of the printing or processing and distribution of this Agreement, the Securities, the Underwriters’ Questionnaire, any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities under state law and all expenses in connection with the qualification of the Securities for offer and sale under state law as provided in Section 6(g), including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) the fees and expenses of the Trustee, including the reasonable fees and disbursements of its counsel, in connection with the Securities, (v) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Securities by the National Association of Securities Dealers, Inc., (vi) any fees charged by rating agencies for rating the Securities (including annual surveillance fees related to the Securities as long as they are outstanding), (vii)  the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and such proportion of the cost of any aircraft chartered in connection with the road show as shall be agreed upon separately by the Company and the Representative (it being understood that the Underwriters shall be responsible for paying travel and lodging expenses of the Representative and such proportion of the cost of any aircraft chartered in connection with the road show and any ground transportation used by the Representative in connection with the road show as shall be so separately agreed upon), and (viii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.  It is understood, however, that except as provided in this Section, Section 7 and the last paragraph of Section 9 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Securities and any advertising expenses connected with any offers they may make.

7.             Indemnity and Contribution.  (a)  The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statements or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission (x) based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein, or (y) in that part of the Registration Statements which shall constitute the Statement of Eligibility of the Trustee under the Trust Indenture Act on Form T-1; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Securities, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Securities to such person, and if the Prospectus

(as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 6(a) hereof.

(b)           Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statements and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statements, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

(c)           In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred.  Such firm shall be designated in writing by Morgan Stanley & Co.  Incorporated, in the case of parties indemnified pursuant to Section 7(a), and by the Company, in the case of parties indemnified pursuant to Section 7(b).  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d)           To the extent the indemnification provided for in Section 7(a) or 7(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the public offering of the Securities (before deducting expenses) received by the Company and the total discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities.  The relative fault of the Company on the one hand and of the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the principal amount of Securities they have purchased hereunder, and not joint.

(e)           The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 7(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

(f)            The indemnity and contribution provisions contained in this Section 7 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

8.             Termination.  The Underwriters may terminate this Agreement by notice given by the Representative to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities, or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the judgment of the Representative, on behalf of the Underwriters, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the judgment of the Representative, on behalf of the Underwriters, impracticable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Prospectus.

9.             Effectiveness; Defaulting Underwriters.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase the principal amount of Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of all the Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 9 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Underwriter.  If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase the principal amount of Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of all the Securities to be purchased, and arrangements satisfactory to you and the Company for the purchase of such principal amount of Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statements and in the Prospectus or in any other documents or arrangements may be effected.  Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

10.           Counterparts.  This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

11.           Applicable Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

12.           Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

Very truly yours,

JETBLUE AIRWAYS CORPORATION

		By:	/s/ John Harvey
Name: John Harvey
Title: VP Corporate Finance and Treasurer

Accepted as of the date hereof

MORGAN STANLEY & CO. INCORPORATED
Acting on its own behalf
and on behalf of the
several Underwriters named
in Schedule I hereto.

By: MORGAN STANLEY & CO. INCORPORATED

By:	/s/ Kenneth G. Pott
Name: Kenneth G. Pott
Title: Managing Director

SCHEDULE I

Underwriter Name	Principal Amount of Firm Securities to be Purchased
Morgan Stanley & Co. Incorporated	$175,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	33,750,000
UBS Securities LLC	33,750,000
Blaylock & Partners, L.P.	7,500,000

Total	$250,000,000

SCHEDULE II

List of Persons subject to the Lock-up Agreements

David Neeleman

David Barger

Thomas Kelly

John Owen

Alfred Spain

Holly Nelson

James Hnat

Tim Claydon

Tom Anderson

EXHIBIT A

OPINION OF NIXON PEABODY LLP

The opinion of Nixon Peabody LLP, outside counsel for the Company, to be delivered pursuant to Section 5(c) of the Underwriting Agreement shall be to the effect that:

A.            The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and (based solely on an examination of certificates of government officials and agencies) is duly qualified to transact business and is in good standing in each jurisdiction set forth in Exhibit A to such opinion, except where the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

B.            Each Delaware subsidiary of the Company has been duly incorporated or organized, as the case may be, is validly existing as a corporation or limited liability company in good standing under the laws of the jurisdiction of its incorporation or organization, has the power and authority to own its property and to conduct its business as described in the Prospectus and (based solely on an examination of certificates of government officials and agencies) is duly qualified to transact business and is in good standing in each jurisdiction set forth in Exhibit A to such opinion, except where the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

C.            The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

D.            The authorized capital stock of the Company conforms as to legal matters in all material respects to the description thereof contained in the Prospectus.

E.             The shares of capital stock outstanding prior to the issuance of the Securities have been duly authorized and are validly issued, and to the knowledge of such counsel, fully paid and non-assessable.

F.             All of the issued shares of capital stock or membership interests, as the case may be, of each subsidiary of the Company have been duly and validly authorized and issued and, to the knowledge of such counsel, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any security interest or adverse claim (as defined in Article 8 of the Uniform Commercial Code) other than transfer restrictions in organizational documents of such subsidiary and foreign ownership restrictions under applicable law, rules and regulations.

G.            The Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, liquidation or similar laws relating to, or affecting the enforcement of, creditors’ rights and remedies, (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law), including, without limitation, (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (ii) concepts of materiality, reasonableness, good faith and fair dealing, and (c) public policy, and will be entitled to the benefits of the Indenture.

H.            The Underlying Securities reserved for issuance upon conversion of the Securities have been duly authorized and reserved and, when issued upon conversion of the Securities in accordance with the terms of the Securities, will be validly issued, fully paid and non-assessable and the issuance of the Underlying Securities will not be subject to any preemptive or similar rights.

I.              The Indenture has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, liquidation or similar laws relating to, or affecting the enforcement of, creditors’ rights and remedies, (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law), including, without limitation, (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (ii) concepts of materiality, reasonableness, good faith and fair dealing, and (c) public policy.

J.             Except for such conflicts or violations, when considered alone or taken together with all other conflicts or violations would not have a material adverse effect on the Company and its subsidiaries taken as a whole, the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement, the Indenture and the Securities will not conflict with or violate any provision of the certificate of incorporation or by-laws of the Company or any agreement or other instrument set forth in Exhibit B to such opinion, or, to the knowledge of such counsel, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries and applicable to the Company, its subsidiaries or their properties, or any law which in such counsel’s experience is normally applicable to transactions of the type contemplated by this Agreement; and, except for those which have been obtained under the Securities Act and the Exchange Act and such as may be required by applicable state and local securities laws, no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under the Underwriting Agreement, the Indenture or the Securities.

K.            The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus will not, be required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

L.             The statements relating to legal matters, documents or proceedings included in the Prospectus under the captions “Description of Debentures”, “Description of Capital Stock”, and “Underwriting” (except for matters relating to price stabilization, short positions and passive market making activities, as to which such counsel need not express any opinion), in each case insofar as such statements constitute summaries of such legal matters, documents and proceedings, fairly summarize, in all material respects, the matters, documents or proceedings referred to therein.

M.           The statements in the Prospectus under the caption “Certain United States Federal Income Tax Considerations,” insofar as such statements constitute a summary of the United States federal tax laws referred to therein, are accurate and fairly summarize, in all material respects, the United States federal tax laws referred to therein.

N.            Each document filed pursuant to the Exchange Act and incorporated by reference in the Prospectus (except for the financial statements, notes thereto and financial schedules and other financial, numerical, statistical and accounting information and data included or incorporated by reference therein, as to which such counsel need not express any belief), on the date such document was filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder.

In addition, such counsel shall state that, although such counsel has not undertaken to determine independently, and therefore, except for the opinions set forth in D, L, M, and N, does not assume any responsibility, explicitly or implicitly, for the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Prospectus, based upon and subject to the foregoing and the other qualifications and limitations set forth in such counsel’s opinion, nothing has come to the attention of such counsel that causes such counsel to believe that the Prospectus (except for the financial statements, notes thereto and schedules and other financial, numerical, statistical and accounting information and data included or incorporated by reference therein, as to which such counsel need not express any belief), when issued, contained, or as of the date such opinion is delivered contains, any untrue statement of a material fact or omitted or omits  to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In giving such opinion and belief, counsel for the Company may (i) as to matters of fact, rely on certificates of the Company or officers of the Company and other information from governmental officials, (ii) state that it is opining only as to matters of federal and New York law and, with respect to the Company and its Delaware corporate subsidiary, the General Corporation Law of the State of Delaware, and, with respect to the Company’s Delaware limited liability company subsidiary, the Limited Liability Company Law of the State of Delaware, and need not opine on any subsidiary of the Company organized in any jurisdiction outside the United States, and (iii) state that its opinion and belief are based upon its preparation of the Prospectus and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

EXHIBIT B

OPINION OF JAMES G. HNAT

The opinion of James G. Hnat, general counsel for the Company, to be delivered pursuant to Section 5(d) of the Underwriting Agreement shall be to the effect that:

A.            Such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject other than proceedings fairly summarized in all material respects in the Prospectus and proceedings which such counsel believes are not likely to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under the Underwriting Agreement, the Indenture or the Securities or to consummate the transactions contemplated by the Prospectus.

B.            To such counsel’s knowledge, the Company possesses the Government Licenses necessary to conduct its commercial airline operations as described in the Prospectus and the Company is in compliance with the terms and conditions of all such Government Licenses, except where the failure to so comply would not, singly or in the aggregate, have a material adverse effect on the Company, and all of the Government Licenses are valid and in full force and effect, except where the invalidity of such Government Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a material adverse effect on the Company.

C.            The statements incorporated by reference in the Prospectus from the Company’s 2004 Annual Report on Form 10-K under the caption “Business – Government Regulation”, insofar as such statements constitute summaries of legal or regulatory matters, documents or proceedings referred to therein, are accurate in all material respects and fairly summarize the matters referred to therein.

D.            The Company is an “air carrier” and a “citizen of the United States” within the meaning of that portion of the United States Code comprising those provisions formerly referred to as the Federal Aviation Act of 1958, and now primarily codified in Title 49 of the United States Code, as amended, and holds an “air carrier operating certificate issued by the Secretary of Transportation” within the meaning of 11 U.S.C.  § 1110.  The statements in the Prospectus as to the routes relating to its services which the Company presently operates or is authorized to operate are correct in all material respects and such routes presently operated are being operated pursuant to valid certificates or authorizations issued by the Federal Aviation Authority.

In giving such opinion and belief, counsel may (i) as to matters of fact, rely on certificates of the Company or officers of the Company and other information from governmental officials and (ii) state that it is opining only as to matters of federal and New York law and, with respect to the Company and its corporate subsidiary, the General Corporation Law of the State of Delaware, and, with respect to the Company’s limited liability company subsidiary, the Limited Liability Company Law of the State of Delaware.

B-1

EXHIBIT C

FORM OF LOCK-UP AGREEMENT

March      , 2005

Morgan Stanley & Co. Incorporated

for itself and as Representative
for the Underwriters named in Schedule I
of the Underwriting Agreement

c/o Morgan Stanley & Co. Incorporated

1585 Broadway

New York, NY  10036

Dear Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. Incorporated (the “Representative”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with JetBlue Airways Corporation, a Delaware corporation (the “Company”), providing for the public offering (the “Offering”) by the several Underwriters, including the Representative (the “Underwriters”), of convertible debentures of the Company (the “Securities”).  The Securities will be convertible into shares of common stock, par value $.01 per share, of the Company (the “Common Stock”) in accordance with the terms of the Securities.

To induce the Underwriters that may participate in the Offering to continue their efforts in connection with the Offering, the undersigned hereby agrees that, without the prior written consent of the Representative on behalf of itself and the other Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus relating to the Offering (the “Prospectus”), subject to the following paragraph, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock that are beneficially owned by the undersigned or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock beneficially owned by the undersigned, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.  In addition, the undersigned agrees that, without the prior written consent of the Representative, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing

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restrictions or pursuant to a transaction described in the following paragraph.

The foregoing paragraph shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Offering, (b) transfers of shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock to a member of the undersigned’s immediate family or to a trust of which the undersigned or such a family member is the beneficiary, (c) distributions or transfers of shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock to partners, members or controlled affiliates of the undersigned, (d) transfers as a bona fide gift or gifts,  (e) the sale of any shares of Common Stock pursuant to any securities trading program designed to comply with Rule 10b5-1 under the Securities Exchange Act of 1934, as such program is in effect on the date hereof, or (f) transfers effected by the undersigned or the undersigned’s personal representatives in the event the undersigned dies or becomes permanently disabled; provided, however, that in the case of any transfer or distribution pursuant to clause (b), (c) or (d), (1) prior to any such transfer, distribution or donation, each transferee, distributee or donee shall execute and deliver to you a duplicate form of this Lock-Up Agreement and (2) no filing by any party (whether transferor, transferee, distributor, distributee, donor or donee) under Section 16(a) of the Securities Exchange Act of 1934, as amended, shall be required or shall be made voluntarily in connection with such transfer or distribution (other than such filings made after the expiration of the 90-day period referred to above).  For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Offering.  The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions.  Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

Very truly yours,

(Name)

(Address)

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